                                                                  EXHIBIT 10.121


                  SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT


         This SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT is dated as of July ___, 1996, by and between LeSea Broadcasting Corporation, an Indiana not-for-profit corporation, and Channel 55 of Milwaukee, Inc., a Florida corporation ("Buyer").

                                    RECITALS

         A. Seller and The Christian Network, Inc., a Florida not-for-profit corporation ("CNI"), have entered into an Asset Purchase Agreement dated as of March 31, 1995, as amended through the date hereof (the "Purchase Agreement"), under which CNI agreed, subject to the terms and conditions set forth therein, to purchase from Seller substantially all the assets used or useful in the business or operations of television station WHKE-TV, Kenosha, Wisconsin (the "Station").

         B. As contemplated by the Purchase Agreement, CNI, Seller and First Union National Bank of Florida entered into an Escrow Agreement dated March 31, 1995 (the "Escrow Agreement").

         C. Pursuant to its right under the Purchase Agreement, CNI assigned its rights and interests under the Purchase Agreement to Buyer.

         D. Seller, Paxson Communications Corporation and CNI have entered into a letter agreement dated June 2, 1995, concerning certain claims of John
R. Miller ("Miller") arising under the terms of an employment agreement between Miller and Seller (the "Indemnity Agreement").

         E. Seller and CNI have entered into a letter agreement dated February 29, 1996, pursuant to which Buyer and Seller agreed to amend the Purchase Agreement as set forth therein (the "First Amendment").

         F. Seller and Buyer desire to further amend the Purchase Agreement as set forth herein.

         G. All capitalized terms used herein and not otherwise defined herein shall have the same meanings assigned to them in the Purchase Agreement.

                                   AGREEMENTS

         In consideration of the above premises and the covenants and agreements contained in the Purchase Agreement and this Second Amendment, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer, intending to be legally bound, hereby agree as follows:

SECTION 1.  CLOSING DATE; ACCOUNTING MATTERS

         (a) Notwithstanding the requirements of Section 8.1(a) of the Purchase Agreement, Seller and Buyer agree that the Closing shall take place at 10:00 a.m. on July ___, 1996.

         (b) Section 2.1(g) of the Purchase Agreement is hereby deleted and the following Section 2.1(g) is substituted in its place:

                 (g) The Accounts Receivable as of 11:59 p.m., Kenosha, Wisconsin, time on the Closing Date ("Seller's Receivables");

         (c) Section 2.3(a) of the Purchase Agreement shall be amended to provide that Seller shall be responsible for all expenses, costs and liabilities allocable to the period ending on the Closing Date, and Buyer shall be responsible for all expenses, costs and obligations allocable to the period commencing on the day following the Closing Date.

         (d) The first sentence of Section 2.5 shall be deleted in its entirety and the following sentence shall be substituted in its place:

                 Buyer shall assume and undertake to pay, discharge and perform all obligations and liabilities of Seller under the Licenses and the Assumed Contracts insofar as they relate to the time on and after the day following the Closing Date and arise out of events related to Buyer's ownership of the assets or its operation of the Station on or after the day following the Closing Date.

SECTION 2.  ASSIGNMENT OF ESCROW AGREEMENT

         Seller hereby consents to the assignment by CNI to Buyer of CNI's rights and interests under the Escrow Agreement.

SECTION 3.  LIST OF ACCOUNTS RECEIVABLE

         Notwithstanding the requirement of Section 8.2(h) to the contrary, Buyer agrees that Seller shall prepare and deliver to Buyer the list of the Station's accounts receivable contemplated by Section 8.2(h) no later than five business days following the Closing Date.

SECTION 4.  CERTIFICATIONS

         (a) Buyer hereby certifies to Seller that the total amount of actual legal fees and related expenses incurred by Paxson Communications Corporation and/or CNI in connection with the defenses undertaken pursuant to Paragraph 1 of the Indemnity Agreement exceeds $125,000.

         (b) Seller hereby certifies to Buyer that Exhibit A hereto contains an accurate list of the license fees owed by Seller as of July 1, 1996, pursuant to the Viacom Program License Agreements set forth in Schedule
2.3 to the Purchase Agreement.

SECTION 5.  TANGIBLE PERSONAL PROPERTY

         Seller represents and warrants to Buyer that Exhibit B hereto lists all material items of Tangible Personal Property other than (a) such items of Tangible Personal Property that have been acquired since March 31, 1995 and (b) such items of Tangible Personal Property that have been disposed of by Seller in connection with the acquisition of replacement property of equivalent kind and value. Upon Buyer's request, Seller shall cooperate with Buyer in the preparation as soon as practicable following the Closing of a revised list of Tangible Personal Property as of the Closing Date.

SECTION 6.  PURCHASE PRICE

         Buyer and Seller agree that the first sentence of Section 2.3 of the Purchase Agreement shall be deleted and the following sentence shall be substituted in its place:

                 2.3 Purchase Price. The Purchase Price for the Assets and the covenants of Seller set forth in the Noncompetition Agreement referred to in Section 6.14 shall be THREE MILLION FIVE HUNDRED THOUSAND DOLLARS ($3,500,000) adjusted as provided below:

SECTION 7.  MISCELLANEOUS

         7.1 Other Provisions. Except where inconsistent with the express terms of this Amendment, all provisions of the Purchase Agreement as originally entered into shall remain in full force and effect.

         7.2 Governing Law. This Amendment shall be governed, construed, and enforced in accordance with the laws of the State of Wisconsin (without regard to the choice of law provisions thereof).

         7.3 Rules of Construction. The rules of construction set forth in the Purchase Agreement shall apply to this Amendment.

         7.4 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

         7.5 Further Assurances. The parties shall take any actions and execute any other documents that may be necessary or desirable to the implementation and consummation of this Amendment.

         7.6 Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.


            [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment as of the date first above written.

                                           LESEA BROADCASTING CORP.



                                           By: /s/ Peter Sumrall
                                              -------------------------------
                                              Name:  Peter Sumrall
                                              Title: Vice President


                                           CHANNEL 55 OF MILWAUKEE, INC.



                                           By: /s/ James L. West
                                              ------------------------------
                                              James L. West
                                              Chairman

                                                                  EXHIBIT 10.122


================================================================================

                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                        PAXSON COMMUNICATIONS LPTV, INC.

                                      AND

                      ELECTRON COMMUNICATIONS CORPORATION


                                     * * *

                                  JULY 1, 1996


================================================================================